UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

June 16 2008 (June 16, 2008)

LINN ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

(281) 840-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Pursuant to Regulation FD, Linn Energy, LLC (the “Company”) is hereby furnishing exhibits which contain additional information relating to the Company as follows:

•                  unaudited pro forma consolidated financial statements for the Company’s (i) acquisition in February 2007 of certain oil and gas properties and related assets in the Mid-Continent region from Stallion Energy LLC, (ii) acquisition in August 2007 of certain oil and gas properties in the Mid-Continent region from Dominion Resources, Inc., (iii) acquisition in January 2008 of certain oil and gas properties in the Mid-Continent region from Lamamco Drilling Company, and (iv) pending sale of oil and gas properties located in the Appalachian Basin to XTO Energy, Inc., which the Company expects to close in July 2008, attached as Exhibit 99.1 hereto and incorporated by reference herein; and

•                  the Company’s hedging position at June 10, 2008 representing, at such date, derivatives in place through December 31, 2014, and historical standardized measure information for the years ended December 31, 2005, 2006 and 2007 and pro forma for the acquisitions and disposition described above, and PV-10 information pro forma for the acquisitions and disposition described above, attached as Exhibit 99.2 hereto and incorporated by reference herein.

The information contained in this Item 7.01 and the exhibits attached hereto are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference to any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1         Unaudited Pro Forma Financial Statements

99.2         Hedging Portfolio

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008	LINN ENERGY, LLC

	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Statements
99.2	Hedging Portfolio